Exhibit 2.01

Resource Extraction Payment Report

Government-level disclosure

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2024, by government and type of payment.

	(US$ million)
	Taxes	Royalties	Fees	Payments for infrastructure improvements	Community and social responsibility payments	Total
North America	6.2	1.2	-	-	1.9	9.3
Canada	4.9	1.2	-	-	1.9	8.0
National	0.2	-	-	-	-	0.2
Canada Revenue Agency	0.2	-	-	-	-	0.2
Manitoba	1.4	-	-	-	-	1.4
Manitoba Finance	1.4	-	-	-	-	1.4
Newfoundland	1.0	1.2	-	-	0.4	2.6
Newfoundland Exchequer	1.0	1.2	-	-	-	2.2
Nunatsiavut Government	-	-	-	-	0.2	0.2
Innu Nation	-	-	-	-	0.2	0.2
Ontario	2.3	-	-	-	1.5	3.8
Treasurer of Ontario	2.3	-	-	-	-	2.3
Atikameksheng Anishnawbek First Nation	-	-	-	-	0.7	0.7
City of Greater Sudbury	-	-	-	-	0.2	0.2
Sagamok Anishnawbek First Nation	-	-	-	-	0.5	0.5
Wahnapitae First Nation	-	-	-	-	0.1	0.1
United States	1.3	-	-	-	-	1.3
U.S. Federal Government	1.3	-	-	-	-	1.3
South America	2,122.8	807.5	1,219.9	533.9	1.7	4,685.8
Brazil	2,120.9	807.5	1,219.9	533.9	1.7	4,683.9
National	2,120.9	807.5	738.3	533.9	-	4,200.6
Ministry of Finance	2,120.9	-	0.5	-	-	2,121.4
National Land Transport Agency	-	-	712.4	533.9	-	1,246.3

National Mining Agency	-	807.5	0.2	-	-	807.7
Rio de Janeiro Dock Company (Companhia Docas do Rio de Janeiro)	-	-	22.6	-	-	22.6
Ministry of Transport	-	-	2.6	-	-	2.6
Pará	-	-	258.7	-	1.2	259.9
State Department of Finance of Pará	-	-	257.4	-	0.1	257.5
Court of Justice of the State of Pará	-	-	-	-	0.1	0.1
Other	-	-	1.3	-	1.0	2.3
Minas Gerais	-	-	219.9	-	0.5	220.4
State Department of Finance of Minas Gerais	-	-	219.9	-	-	219.9
Public Prosecutor's Office of Minas Gerais	-	-	-	-	0.5	0.5
Maranhão	-	-	3.0	-	-	3.0
Maranhão Port Administration Company (EMAP)	-	-	3.0	-	-	3.0
Chile	0.9	-	-	-	-	0.9
National	0.9	-	-	-	-	0.9
General Treasury of the Republic	0.9	-	-	-	-	0.9
Peru	1.0	-	-	-	-	1.0
National	1.0	-	-	-	-	1.0
Government of Peru	1.0	-	-	-	-	1.0
Asia-Pacific	88.4	9.6	150.8	-	3.6	252.4
China, Mainland	8.6	-	149.3	-	-	157.9
National	8.6	-	149.3	-	-	157.9
Majority-owed ports	-	-	149.3	-	-	149.3
Waigaoqiao Tax Bureau	8.0	-	-	-	-	8.0
Jing An Tax Bureau	0.5	-	-	-	-	0.5
Chaoyang Tax Bureau	0.1	-	-	-	-	0.1
Indonesia	43.9	9.6	-	-	3.6	57.1
National	43.9	9.6	-	-	-	53.5
Directorate General of Taxes	38.0	-	-	-	-	38.0
Ministry of Energy Mine Resource	-	9.6	-	-	-	9.6
Government of Indonesia	5.9	-	-	-	-	5.9
South Sulawesi	-	-	-	-	3.6	3.6
Soroako Technical Academy	-	-	-	-	2.5	2.5
Community Development Committee	-	-	-	-	0.8	0.8
Yayasan Pendididkan Sorowako	-	-	-	-	0.3	0.3
Japan	5.4	-	-	-	-	5.4
National	4.0	-	-	-	-	4.0

National Tax Agency	3.1	-	-	-	-	3.1
Shiba Tax Office	0.9	-	-	-	-	0.9
Mie	1.0	-	-	-	-	1.0
Mie Prefecture	0.8	-	-	-	-	0.8
Matsusaka City	0.2	-	-	-	-	0.2
Tokyo	0.4	-	-	-	-	0.4
Minato Tax Office	0.4	-	-	-	-	0.4
Malaysia	26.0	-	1.5	-	-	27.5
National	26.0	-	0.8	-	-	26.8
Inland Revenue Board of Malaysia	25.3	-	-	-	-	25.3
Royal Malaysian Customs Department	0.7	-	-	-	-	0.7
Department of Director General of Lands and Mines	-	-	0.8	-	-	0.8
Perak	-	-	0.7	-	-	0.7
Manjung Municipal Council	-	-	0.7	-	-	0.7
Singapore	4.5	-	-	-	-	4.5
National	4.5	-	-	-	-	4.5
Inland Revenue Authority of Singapore	4.5	-	-	-	-	4.5
Europe & Middle East	59.6	-	79.6	-	-	139.2
Oman	16.6	-	79.6	-	-	96.2
National	16.6	-	79.6	-	-	96.2
Oman Charter Company Saoc	-	-	79.6	-	-	79.6
Ministry of Finance	14.6	-	-	-	-	14.6
Directorate General of Customs	2.0	-	-	-	-	2.0
Switzerland	40.0	-	-	-	-	40.0
National	2.7	-	-	-	-	2.7
Federal Tax Administration	1.8	-	-	-	-	1.8
Department of Finance Tax Administration	0.9	-	-	-	-	0.9
Vaud	37.3	-	-	-	-	37.3
Cantonal Tax Administration	37.2	-	-	-	-	37.2
Department of Finance Tax Administration	0.1	-	-	-	-	0.1
United Kingdom	3.0	-	-	-	-	3.0
National	3.0	-	-	-	-	3.0
HM Revenue and Customs	3.0	-	-	-	-	3.0
Total	2,277.0	818.3	1,450.3	533.9	7.2	5,086.7

Project-level disclosure

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2024, by project and type of payment.

				(US$ million)
Type of resource	Country / Major subnational jurisdiction	Extraction method	Business segment	Taxes	Royalties	Fees	Payments for infrastructure improvements	Community and social responsibility payments	Total
Iron ore	Brazil - Pará	Open pit	Iron solutions	-	-	255.5	-	-	255.5
	Brazil - Minas Gerais	Open pit	Iron solutions	-	-	219.9	-	-	219.9
	Brazil - Maranhão	Open pit	Iron solutions	-	-	3.0	-	-	3.0
	Total			-	-	478.4	-	-	478.4
Copper	Brazil - Pará	Open pit	Energy transition metals	-	-	2.4	-	-	2.4
	Total			-	-	2.4	-	-	2.4
Nickel	Brazil - Pará	Open cast	Energy transition metals	-	-	0.8	-	-	0.8
	Canada - Manitoba	Underground	Energy transition metals	1.4	-	-	-	-	1.4
	Canada - Ontario	Underground	Energy transition metals	-	-	-	-	1.6	1.6
	Canada - Newfoundland	Open pit/underground	Energy transition metals	1.0	1.2	-	-	0.4	2.6
	Indonesia - South Sulawesi	Open pit	Energy transition metals	-	-	-	-	3.5	3.5
	Total			2.4	1.2	0.8	-	5.5	9.9
Total				2.4	1.2	481.6	-	5.5	490.7

(US$ million)
Projects	Taxes	Royalties	Fees	Payments for infrastructure improvements	Community and social responsibility payments	Total
Entity level	2,274.5	817.1	968.7	533.9	1.8	4,596.0
Total	2,274.5	817.1	968.7	533.9	1.8	4,596.0